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                                                                   EXHIBIT 21.1

                           SUBSIDIARIES OF QUALITY FOOD, INC.

Quality Food Holdings, Inc. (Delaware corporation and direct wholly owned subsidiary)

QFC Sub, Inc. (Washington corporation and indirect wholly owned subsidiary)